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                                                                    EXHIBIT 23.2


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of our report dated November 5, 1999, except for Note 8 as to which the date is December 16, 1999, relating to the financial statements of Cross Country Staffing, a Partnership, as of July 29, 1999 and December 31, 1998 and for the period from January 1, 1999 through July 29, 1999 and for the year ended December 31, 1998, in the Registration Statement (Form S-1) and related Prospectus of Cross Country, Inc. dated October 24, 2001.





/s/ PriceWaterhouseCoopers LLP

Fort Lauderdale, Florida

December 6, 2001